Exhibit 23.2

CONSENT OF DEGOLYER AND MACNAUGHTON

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2007 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by Linn Energy, LLC” in the sections “Business and Properties - Oil and Gas Data - Proved Reserves”, “Management Discussion and Analysis of Financial Condition and Results of Operation - Risk Factors, Selected Financial Data, Summary Reserve and Operating Data”, “Notes to Consolidated Financial Statements - Use of Estimates”, and “Supplemental Oil and Gas Data (Unaudited)” of the Linn Energy, LLC Annual Report on Form 10-K, in the registration statement on Form S-8 (File No. 333-131153) and the registration statements (Nos. 333-146120, 333-148061, and 333-148134) on Form S-3.

/s/ PAUL J. SZATKOWSKI, P.E.
Name:	Paul J. Szatkowski, P.E.
Title:	Senior Vice President
DeGolyer and MacNaughton

Dallas, Texas
February 28, 2008